UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported) May 30, 2007

                            Global Gold Corporation

             (Exact name of registrant as specified in its charter)



         Delaware                       02-69494                13-3025550
         --------                       --------                ----------
(State or other jurisdiction          (Commission                  (IRS
      of incorporation)               File Number)           Identification No.)


           45 Eat Putnam Avenue, Greenwich, CT                 06830
         ----------------------------------------              -----
         (Address of principal executive offices)            (Zip Code)


        Registrant's telephone number, including area code (203) 422-2300

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12) [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) [ ] Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As of January 23, 2006, Global Gold Mining, LLC ("GGM") (which is a wholly owned subsidiary of Global Gold Armenia, LLC which in turn is a wholly owned subsidiary of Global Gold Corporation ("GGC")) entered into a share purchase agreement with Athelea Investments, CJSC ("AI") and Messrs. Simon Cleghorn, Sergio DiGiovani, Armen Ghazarian, and Frank Pastorino (the "Sellers") to transfer 80% of the shares of AI to GGM. After the January 31, 2006 closing, all assets (including the "Athelea" name) not related to the approximately 27 square kilometer Getik gold/uranium exploration license area in the northeast Geghargunik province of Armenia were transferred back to the Sellers and AI was renamed the "Getik Mining Company, LLC" ("GMC"). As of May 30, 2007, GGM acquired the remaining twenty percent interest of the Sellers in GMC, leaving GGM as the owner of one hundred percent of GMC, all as described in the exhibit below.

Item 2.01 Completion of Acquisition or Disposition.

The information provided in item 1.01 is incorporated herein by reference.



Exhibit No.




10.3 Material Contract - First Amendment ("Amendment") to the parties January 23, 2006 Share Purchase Agreement ("Agreement") dated as of May 30, 2007 by Global Gold Mining, LLC, Getik Mining Company, LLC (formerly Athelea Investments, CJSC), Simon Cleghorn, Sergio Di Giovani, Armen Ghazaryan, and Frank Pastorino.








                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934,


the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Dated: May 31, 2007,                  Global Gold Corporation

                                        By: /s/Van Z. Krikorian
                                            ---------------------
                                      Name: Van Z. Krikorian
                                     Title: Chairman and Chief
                                            Executive Officer